Exhibit 99.1

Power Solutions Announces Uplisting to The Nasdaq Stock Market

WOOD DALE, Ill., December 24, 2024 – Power Solutions International, Inc. (the “Company” or “PSI”) (OTC Pink: PSIX), a leader in the design, engineering and manufacture of emission-certified engines and power systems, announced today that The Nasdaq Stock Market LLC (“Nasdaq”) has approved its application for uplisting the Company’s common stock to Nasdaq. PSI’s common stock is expected to commence trading on Nasdaq at the opening of the market on December 26, 2024, under the Company’s current ticker symbol “PSIX.”

Dino Xykis, Chief Executive Officer, commented, “The uplisting to Nasdaq is a transformative moment for our company. It reflects the hard work of our dedicated employees at all levels, the loyalty of our shareholders, and the strength of our strategic vision. Trading on a premier global exchange like Nasdaq will enhance our visibility, attract a broader investor base, and provide greater liquidity for our stock. As we embark on this next chapter, we remain steadfast in our commitment to delivering innovation, driving top and bottom-line growth, and creating long-term value to shareholders. This event represents a pivotal point in our journey as a company and underscores the positioning of PSI as a business for growth, and profitability.” Xykis continued, “Over the past several years PSI has consistently demonstrated its ability and commitment to profitability, debt reduction and revenue growth by developing cutting-edge technologies, expanding in the data center markets and achieving strong financial results.”

Shareholders are not required to take action as a result of the uplisting.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may involve risks and uncertainties. These statements often include words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are not guarantees of performance or results, and they involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect the Company’s results of operations and liquidity and could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the Company’s forward-looking statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation: the impact of the macro-economic environment in both the U.S. and internationally on our business and expectations regarding growth of the industry; uncertainties arising from global events (including the Russia-Ukraine and Israel-Hamas conflicts), natural disasters or pandemics, and their impact on material prices; the effects of strategic investments on our operations, including our efforts to expand our global market share and actions taken to increase sales growth; the ability to develop and successfully launch new products; labor costs and other employment-related costs; loss of suppliers and disruptions in the supply of raw materials; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the impact of rising interest rates; changes in economic conditions, including inflationary trends in the price of raw materials; our reliance on information technology and the associated risk involving potential security lapses and/or cyber-attacks; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports, the impact of supply chain interruptions and raw material shortages, including compliance disruptions such as the UFLPA delaying goods from China; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering, and manufacture of a broad range of advanced, emission-certified engines, power systems, and accessories. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response and microgrid solutions, as well as products and packages supporting the rapidly growing data center markets.

PSI’s industrial segment provides engine and battery powertrain solutions to serve applications such as forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, construction equipment. PSI’s transportation segment provides engine powertrain solutions to specialized applications such as terminal tractors, port equipment, military vehicles, and other non-road vocational vehicles. For more information on PSI, visit www.psiengines.com.

Contact:

Power Solutions International, Inc.

Randall D. Lehner

General Counsel

630-373-1637

rlehner@psiengines.com

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